Exhibit 10.5

FAW-Volkswagen Audi Dealership Agreement

Recitals

FAW-Volkswagen Sales Co., Ltd. is the general distributor for Audi brand passenger car series and intends to establish a nationwide effective sales service network for the purpose of satisfying the demand of the customers and achieving the intended sales and service targets for Audi cars.  To such end, FAW-Volkswagen Sales Co., Ltd. seeks cooperation with all Audi authorized dealers.

NOW, THEREFORE, FAW-Volkswagen Sales Co., Ltd. (the “Supplier”) and [Dealer] (the “Dealer”) reach agreement as follows:

Chapter I                                          Bases for Agreement

Article 1                                               Definitions

The parties hereto define the following terms as follows subject to their respective rights and obligations hereunder:

1.                                      “Contracted Products” means the Audi car series and the associated auto parts and lifestyle articles with respect to which the FAW-Volkswagen Sales Co., Ltd. acts as the general distributor.

2.                                      “Selling Agencies” means FAW-Volkswagen Sales Co., Ltd. hereunder and any FAW-VW Audi Authorized Dealer authorized by it.

3.                                      “Territory” means an area designated by the Supplier to be the territory in which the Dealer shall conduct the sales of the Contracted Products as further set forth in Exhibit [     ] Territory hereto.

4.                                      “Business Standards” means the FAW-VW Authorized Dealer Management Manual, the FAW-VW Audi Brand CI/CD Manual, and the FAW-VW Audi After-sales Service Management Manual as formulated by the Supplier pursuant to this Agreement and subject to the rights and obligations hereunder.

Article 2                                               Agreement

1.                                      The Supplier hereby grants the Dealer a right, and the Dealer hereby agrees to have an obligation, to sell the Contracted Products to end-users and provide corresponding after-sales services.  The standards that the Dealer shall follow in the performance of its obligations hereunder shall be the FAW-VW Authorized Dealer Management Manual, the FAW-VW Audi Brand CI/CD Manual, and the FAW-VW Audi After-sales Service Management Manual, as amended from time to time.

2.                                      The Dealer shall perform all of its obligations hereunder in accordance with this Agreement to seek all the market opportunities for Audi brand in the Territory and promote the image and reputation of FAW-Volkswagen Automobile Co., Ltd., the Supplier and the Contracted Products in all aspects to optimize the competitiveness of Audi brand in the Territory.

3.                                      The Dealer shall obtain the prior written consent of the Supplier with respect to any amendment to this Agreement or any other relevant business standards applicable to the Dealer.

Chapter II                                     Obligations and Legal Status of the Dealer

Article 3                                               Principles of Performance

1.                                      The Dealer shall be responsible for promoting and developing the market potential of the Contracted Products, providing pre-sale, mid-sale and after-sale services better than any competitor and maintaining an inventory of the parts at a level consistent with the demand in the Territory.

2.                                      The Dealer shall assume all of its obligations hereunder as an independent contractor and shall not have any right to act on behalf of the Supplier.

3.                                      Within the term of this Agreement, the Dealer shall ensure that it has sufficient working capital necessary for the conduct of its own business activities and that it maintains a good financial status within its operating term.

4.                                      Without prior written consent from the Supplier, the Dealer may not deal in any brand other than the Contracted Products.

5.                                      The Dealer shall conduct its business in compliance with the standards for the sales, after-sales services and marketing of FAW-VW Audi brand, in particular, FAW-VW Audi Authorized Dealer Operating Standard-Sales, FAW-VW Audi Authorized Dealer Operating Standard-Services, FAW-VW Audi Authorized Dealer Operating Standard-Marketing, and accept the on-site review by the Supplier.

6.                                      The Dealer shall conduct business activities provided hereunder independently from any other business of its own and shall reach agreement with the Supplier on the required isolation measures.

7.                                      Without written authorization of the Supplier, the Dealer may not outside the Territory, conduct any promotion or after-sales services of any Contracted Products or establish any branch service facilities.

8.                                      The Dealer may not sell any Contracted Product to any retailer other than the Selling Agencies.  This restriction shall not apply to the sales of genuine parts for repair purpose.

9.                                      The Dealer shall have the right to select separate sales services networks for specific models of imported Audi cars.  The Dealer shall deal in imported models of cars designated by the Supplier subject to the Audi XXX Imported Car Business Standard executed by the parties hereto.

10.                               The Dealer shall conduct its business in compliance with the FAW-VW Environmental Policy and Audi Authorized Dealer Environmental Protection Provisions.

Article 4                                               Territory

1.                                      The Dealer shall sell the Contracted Products and provide the services specified herein to the end users within the Territory.

2.                                      The Dealer shall have the right to sell the Contracted Products in the Territory and may not conduct any advertisement or promotion outside the Territory without written authorization from the Supplier.

3.                                      The Supplier shall have the right to change the Territory, or designate new dealer(s) in the Territory, with a view to improving the competitiveness of the Contracted Products and satisfying the market demand for repair and maintenance.

Article 5                                               Infrastructure Construction

1.                                      In order to maintain and improve the good image and reputation of both the Supplier and the Contracted Products, the Dealer shall construct its own infrastructure with a view to satisfying the most basic requirements of Audi brand for scale, equipment and exterior appearance both technically and commercially and the minimum requirements of the Supplier’s changing marketing principles.

2.                                      The Dealer shall seek and take into its consideration of, the Supplier’s opinions on the design of the buildings and office facilities of the Dealer.  In response to the increase in its business volume or any other change, the Dealer shall make corresponding adjustments to its business and facilities as required by the Supplier.  Where there is any material change to the business of the Dealer or the Dealer intends to make any investment not in its ordinary course of business, which may have a direct or indirect effect on any business activities contemplated hereunder, the Dealer shall obtain written consent from the Supplier.

3.                                      In the event that the Dealer fails for any reason to conduct the construction of any facilities as required by the Supplier, it shall make a written request to the Supplier so that the Supplier can make appropriate construction arrangements.

Article 6                                               Sales Target and Car Delivery

1.                                      In order to achieve their joint sales target, the Supplier and the Dealer shall reach agreement on all the targets set forth in the Annual Business Plan, subject to any adjustments in response to any changes to the auto market in the PRC.

2.                                      The Supplier shall provide the Dealer with a car supply plan based on its own supply capacity and market development.  The Dealer shall place orders to the Supplier in compliance with the ordering procedures formulated by the Supplier.  Any order confirmed by the Supplier shall be legally binding upon the Dealer; provided however that, the Dealer shall have the right to change such order before it is confirmed by the Supplier.  In case the Supplier encounters any difficulty beyond its capacity in the delivery of any cars, the Supplier shall have the right to deliver the cars to the Dealer on a pro rata basis based on the quantity under all the orders from multiple dealers.

3.                                      Without prior written consent from the Supplier, the Dealer may not change any Contracted Products on its order.

Article 7                                               Used Cars

[Intentionally omitted.]

Article 8                                               Cars for Stock, Cars for Display, Cars for Test Ride and Test Drive, Cars for Replacement during Services, and Cars for Services

1.                                      The Dealer shall keep in stock certain new cars among the current supply plan in accordance with the Audi Product Series Code Reference Schedule.

2.                                      The Dealer shall have a standard exhibition hall and keep an appropriate number of cars for display, which cars shall be registered in the books of the Dealer.

3.                                      The Dealer shall ensure that inside its exhibition hall there shall be at least one car for each model authorized to it.

4.                                      The quantity and models of the cars for stock and the cars for display shall be determined on the basis of the annual sales target for a particular calendar year.

5.                                      The Dealer shall prepare cars for test ride and test drive, cars for replacement during services and cars for services in accordance with the relevant management requirements of the Supplier.

Article 9                                               After-sales Services

1.                                      The Dealer shall provide quality services for the Contracted Products to the full satisfaction of the customers.  To such end, the Dealer shall possess and use special tools, workshop facilities and equipment and technical and management documentation in accordance with the applicable requirements of FAW-VW.   The Dealer shall hire qualified personnel to perform the work contemplated hereunder in accordance with the requirements of the Supplier as further set forth in the FAW-VW Audi After-sales Management Manual.

2.                                      The Dealer shall strictly adhere to and remind the customers of the principle that Audi genuine parts should be used in the repair and maintenance of the Contracted Products.

3.                                      The Dealer shall perform its obligations for information feedback strictly in accordance with the FAW-VW Audi After-sales Management Manual.

Article 10                                        Product Warranty

1.                                      The Dealer shall incorporate the warranty provisions of the Supplier as set forth in the FAW-VW Audi After-sales Management Manual into the sales contract for the Contracted Products, and shall provide warranty services duly claimed.  The Dealer shall promptly notify the Supplier of any claims for which legal proceedings are pending or threatened.

2.                                      All the warranty services shall be performed by using the genuine parts from the Supplier and at the expense of the Supplier.  The labor fees and material fees for the warranty service shall be calculated in accordance with the FAW-VW Audi After-sales Management Manual, as amended from time to time.

3.                                      The Dealer shall deal with all the claims in accordance with the FAW-VW Audi After-sales Management Manual issued by the Supplier.

4.                                      Provisions in Items 2 and 3 shall also apply to the work in connection with the Supplier’s product recall from customers.

Article 11                                        Parts

1.                                      The Dealer shall only use the genuine parts purchased from the Supplier in the provision of after-sales services for the Contracted Products.

2.                                      In order to ensure the Dealer has the capacity to provide parts to the end user, the Dealer shall with the assistance from the Supplier, establish and use an appropriate parts stock control system and shall always maintain an appropriate stock of parts for after-sales services.

3.                                      The Dealer shall comply with the nationwide uniform price limit set by the Supplier.  In case of any breach of this provision by the Dealer, the Supplier shall have the right to take corresponding measures until effective remedial measures have been taken by the Dealer.  In such case, the Dealer shall indemnify the Supplier against any and all the economic losses caused thereby.

4.                                      Upon being aware of any misappropriation of the name or any registered trademark of the Supplier or any non-genuine parts on the market, the Dealer shall be obligated to notify the Supplier of the same and assist the Supplier to collect information, materials and exhibits relating thereto.

5.                                      The Dealer shall keep the prices of the parts, electronic catalogues, training materials and any other similar information provided by the Supplier in confidence.

6.                                      The Dealer’s employees performing the after-sales services shall have the qualifications and competence required by the Supplier to ensure the quality of the after-sales services, as further set forth in the FAW-VW Audi After-sales Management Manual.

7.                                      In order to ensure the successful implementation of the provisions in Items 1-6 above, the Dealer shall perform the said provisions strictly in accordance with the relevant requirements of the Supplier.

Article 12                                        Audi Lifestyle Articles

[Intentionally omitted.]

 Article 13                                     Promotion

1.                                      The Dealer shall conduct effective promotion activities in the Territory in accordance with the principles of promotion approved by the Supplier.

2.                                      The Dealer shall prepare an annual budget for the advertisements in the Territory within the framework of the sales target specified in Article 6 herein above.

3.                                      In addition to any promotions conducted by the Supplier, the Dealer shall prepare and implement any other promotion programs for the Contracted Products based on the development of sales.

4.                                      The Dealer shall conduct advertisements for the Contracted Products as recommended by the Supplier and shall select on a priority basis any advertisements provided by the Supplier.  The Dealer may not conduct any advertisement that may conflict with the position of the Supplier established among the public or damage the image of the Supplier or any Selling Agency.

Article 14                                        Logos and Trademarks

1.                                      For the maintenance of the consistency and continuousness of the signs, within the term of this Agreement, the Dealer is authorized and has the right to use the protected trademarks as set forth in the FAW-VW Audi Brand CI/CD Manual.  Such trademarks shall be displayed on the buildings or structures and standard letterhead of the Dealer in a form approved by the Supplier.  Unless approved by the Supplier, the Dealer may not use any protected trademark or logo in combination with its own logo or name on any other products, packages or advertisement literatures.

2.                                      Unless otherwise approved in writing by the Supplier, the Dealer may not use any trademark set forth in the FAW-VW Audi Brand CI/CD Manual as an element of its corporate logo.

3.                                      The Dealer shall conduct the sales and services under the names and logos provided by the Supplier.

4.                                      The Dealer may not register any logo or name to which the Supplier has the ownership or use right.  This provision shall also apply to any figurative mark, audio or video materials or any other logo to which the Supplier has the ownership or use right.

5.                                      Immediately upon being aware of any unauthorized use of any protected trademark or logo in the Territory, the Dealer shall notify the Supplier of the same.

Article 15                                        Information and Reports

1.                                      In order to enable the Supplier to conduct market research and win in the competition, the Dealer shall to the extent permitted by law, provide to the Supplier or any third party designated by it the effective data of customers.  To such end, the Dealer shall use the prescribed information system.

2.                                      The Supplier shall have the right to request the Dealer to submit reports, in particular, relating to market conditions, statistics of sales and services, inventory lists and projections of the market demand in the Territory.

3.                                      The Dealer shall provide the Supplier with the necessary information about its operating status relating to the subject matters hereof.  On normal business days, subject to a notice of the purpose of the visit, authorized representatives of the Dealer may enter the premises and warehouses and review the relevant documents and accounts of the Dealer in order to understand the current operating status of the Dealer.  Such representatives may make copies of such materials as reviewed, including electronic data.

4.                                      Upon request of the Supplier, the Dealer shall provide to the Supplier on a monthly basis, its own balance sheets and statements of income, reports of financial status and costs, and account books and invoices for the Supplier’s inspection.  The Supplier shall keep all the information under this Item in confidence.

5.                                      The Dealer shall as guided by the Supplier, equip itself with communication means, organization and technical conditions necessary for the information exchange between the Dealer and the Supplier.

6.                                      The Dealer shall use the financial information system recommended by the Supplier and ensure the compatibility of such system with the system used by the Supplier.

7.                                      The Dealer shall use the DS-CRM system recommended by the Supplier in its customer relationship management.  In connection therewith, the Dealer shall purchase the software and hardware designated by the Supplier and receive relevant training.  The Dealer shall upload its customer data to the FAW-VW CRM Center.

Article 16                                        Changes to Shareholding

In case the Dealer intends to make any changes to its shareholding, the Dealer shall notify the Supplier thereof in writing.  The Dealer may not conduct such change unless and until it receives the consent from the Supplier.

Chapter III                                Rights and Obligations of the Supplier

Article 17                                        Recommendations and Support

The Supplier shall provide the Dealer with advice and assistance and to the extent necessary, paid-services.

Article 18                                        Pricing

1.                                      The Supplier shall sell the Contracted Products to the Dealer at the prices on the Audi Equipment and Price List as amended from to time.

2.                                      The Dealer shall sell the Contracted Products at the prices set by the Supplier.

3.                                      The Supplier shall have the right to adjust the price of any Contracted Product in response to any change to itself or the market demand.  In case of such adjustment, the Supplier shall notify the Dealer thereof in writing.  Such price adjustment shall become effective as of the date specified in the notice by the Supplier.

4.                                      In case the Dealer has any objection to any price adjustment by the Supplier, it shall submit such objection to the Supplier in writing.  In the event that the Supplier and the Dealer fail to reach agreement on such price adjustment, either party hereto may terminate this Agreement in accordance with Chapter IV Term and Termination.

5.                                      In case the Dealer places any order to the Supplier and accepts any Contracted Products despite the fact that the Dealer has any objection to any price adjustment by the Supplier and submits the same to the Supplier in writing but the Supplier does not accept such objection, it shall be deemed that the Dealer agrees to such price adjustment.

Article 19                                        Payment of Warranty Fees and Expenses

The Supplier shall pay the Dealer any expenses incurred by the Dealer in connection with warranty subject to the conditions set forth in the FAW-VW Audi After-sales Service Management Manual.

Article 20                                        Direct Sales

For the purpose of market development, the Supplier shall reserve the right to do direct sales to those target customers set forth in Exhibit [•] hereto, and in principle the Dealer shall forward the Supplier any inquiry about or order for direct sales.

Chapter IV                                 Term and Termination

Article 21                                        Term

This Agreement shall take effect upon being signed and chopped by both parties, and shall remain effective for a term of [•]years.

Article 22                                        Normal Termination

Either party hereto may terminate this Agreement by written notice to the other party six months in advance.

Article 23                                        Immediate Termination

The Supplier shall have the right, without prior notice, to terminate this Agreement with immediate effect by written notice to the Dealer, in case:

1.                                      the Dealer fails to obtain or is deprived of any governmental consent required for the conduct of its business activities contemplated hereunder;

2.                                      the business reputation or financial conditions of the Dealer suffer material damage, including declaration of bankruptcy, asset restructuring, any mortgage on any its assets, bankruptcy of its partner, or failure to have any of its checks or commercial bills discounted;

3.                                      the Dealer suffers a distress in staffing, organization or financial conditions that can not be addressed for a certain period of time, which has a material adverse effect on the performance of any key provisions hereof;

4.                                      the Dealer and its management has refused to permit the Supplier or its authorized representatives to review the documents or enter the premises of the Dealer;

5.                                      the Dealer has been always continuously failing to perform its obligations to make payment hereunder despite the reminders from the Supplier;

6.                                      the Dealer has always failed to achieve its sales target or market share target despite continuous reminders from the Supplier, unless such failure is caused by the general market conditions or by any other reason that is beyond the reasonable control of the Dealer;

7.                                      the Dealer sells on a wholesale-basis, any Contracted Products to any retailer other than the Selling Agencies in violation of this Agreement;

8.                                      the Dealer takes any act or measure without obtaining the prior written consent from the Supplier as expressly required herein;

9.                                      the Dealer is ranked among last ten for two consecutive years in any customer satisfaction survey conducted by any agency engaged by the Supplier;

10.                               the Dealer is ranked among last three among all the Audi dealers in the PRC in terms of its performance of its annual sales plan for two or more models as set forth in the Business Plan within one year or for any model more than twice within two years;

11.                               the Dealer relocates its site or expand its exhibition hall without the approval from the Supplier and in material violation of CI/CD standards; or the Dealer fails to reconstruct its exhibition hall in accordance with the construction requirements as set forth in FAW-VW Audi New Standard Exhibition Hall;

12.                               the Dealer fails to perform any provision herein or commits any material violation in the conduct of warranty-claim related business or after-sales services;

13.                               the Dealer resells its operating right hereunder as an authorized Audi dealer without prior written consent from the Supplier; or

14.                               the Dealer is found to fail to achieve the required standard in three consecutive FAW-VW Audi Authorized Dealer Management Program Inspection conducted by the Supplier.

Article 24                                        Certificate

The Certificate of Audi Authorized Dealer shall terminate simultaneously with the termination of this Agreement.

Article 25                                        Procedures of the Termination of the Agreement

1.                                      Within six months prior to any termination of this Agreement, the Supplier shall have the right to take necessary actions in its territories to ensure the smooth supply of the Contracted Products and the smooth provision of post-termination after-sales services.

2.                                      Upon any termination of this Agreement, the Dealer shall immediately:

A.                                    cease the use of any trademark of the Supplier or any mark that is capable of confusion, remove any logo or symbol of the Supplier, or otherwise the Supplier shall have the right to do such removal at the expense of the Dealer.

B.                                    upon request of the Supplier, transfer any unfulfilled order to the Supplier or any third party designated by it, and provide for free, to the Supplier or any third party designated by it, documents necessary for the fulfillment of such orders or the provision of customer services.

C.                                    upon request of the Supplier, at its own expense and risk, deliver to the Supplier or any third party designated it, all the Contracted Products that are (i) directly from the Supplier, (ii) brand new or still inside the original package, never used, not damaged, and delivered to the Dealer within 12 months as from such termination, (iii) not sold out but stored at the Dealer, without any mortgage by the Dealer or the Supplier.  The Supplier shall repurchase such Contracted Product at a price that is equal to the net purchase price paid by the Dealer less a 10% depreciation and management expenses.

D.                                    upon request of the Supplier, return to the Supplier all the relevant information systems, documents, in particular, the equipment and special tools, technical management materials and advertisement literatures, logos, all at the expense and risk of the Dealer; provided however that the Supplier shall pay the Dealer at the price effective at the time of repossession in case any such items are purchased by the Dealer as evidenced by relevant invoices.

3.                                      Upon any termination of this Agreement, the Supplier shall have the right to cancel all or any portion of any orders that have not been fulfilled by then.  In such case, the Dealer may not have any claim against the Supplier for any consequences arising therefrom.  Item 2.B above shall not be prejudiced by this paragraph.

4.                                      Except for any claim otherwise mandatorily required by law or permitted hereby, the Dealer shall not have the right to make any claim against the Supplier in relating to the termination of this Agreement.

Chapter V                                      General Provisions

Article 26                                        Amendment and Entire Agreement

[Intentionally omitted]

Article 27                                        Assignment

1.                                      Without written consent from the Supplier, the Dealer may not assign any of its rights and obligations hereunder to any person.

2.                                      In case the agreement between the manufacturer of the Contracted Products and the Supplier is terminated or amended, the manufacturer or any third party designated by it shall have the right to perform this Agreement on behalf of the Supplier and the Dealer hereby accepts such performance.

Article 28                                        Severability

[Intentionally omitted]

Article 29                                        No Waiver

[Intentionally omitted]

Article 30                                        Responsibilities

The parties hereto shall be solely responsible for any commercial risks that may arise from this Agreement or the performance of this Agreement.

Article 31                                        Jurisdiction

Any dispute arising hereunder shall be submitted to the exclusive jurisdiction of a court located in the jurisdiction in which the Supplier is incorporated.

In case of any discrepancy between the Chinese version and the English version of this Agreement, the Chinese version shall prevail.

Accepted for and on behalf of:

FAW-Volkswagen Sales Co., Ltd.	[Dealer] (company seal)
(company seal)

Signed by:	Signed by:
Legal representative